Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Storage Computer Corporation

11 Riverside Street

Nashua New Hampshire 03062

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2003 relating to the consolidated financial statements of Storage Computer Corporation appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2002.

/s/ BDO Seidman, LLP

Boston, Massachusetts

April 16, 2003